UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2009

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: xxx

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2009, Empire Resorts, Inc. (the “Company”) received notice from each of Kenneth Dreifach and Bruce M. Berg of their resignations from their positions as members of the Board of Directors (the “Board”) of the Company, effective immediately.  Mr. Dreifach served as a Class II director and Mr. Berg served as Class III director on the Board, whose terms were scheduled to expire in 2011 and 2012, respectively.  Mr. Berg continues to serve as a director of the Company’s subsidiary, Monticello Raceway Management, Inc.  Mr. Dreifach was a member of the Audit and Corporate Governance and Nominations Committees.  Messrs. Dreifach and Berg resigned to pursue other opportunities and there are no disagreements with the Board that the Company is aware of relating to their resignations as members of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: August 18, 2009	By:	/s/ Joseph E. Bernstein
Name: Joseph E. Bernstein
Title: Chief Executive Officer